FOR IMMEDIATE RELEASE

Contact:
Steven M. Samowich, President, (703) 934-5205 (x150)
Curtis D. Carlson, Corporate Secretary (703) 934-5205 (x103)



                   INFODATA SYSTEMS INC. RECEIVES NOTIFICATION
                     FROM SAIC TERMINATING MERGER AGREEMENT

Fairfax, VA April 19, 2002 - Infodata Systems Inc. (OTCBB:INFD) announced today that it has received notification from Science Applications International Corporation (SAIC) terminating its proposed acquisition of Infodata at $1.00 per share pursuant to an Agreement and Plan of Merger entered into on January 10, 2002.

Infodata designs, develops and delivers solutions that enable enterprises to share, maintain and retrieve electronic documents, and provides consulting and systems integration services and products in the area of knowledge management to corporate and government organizations.